SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 19, 2005

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                        000-23016               13-3714405
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  (State or other jurisdiction        (Commission File Number)     (IRS Employer
of incorporation or organization)                                   Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland                             21117
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 (Address of principal executive offices)                             (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)

Item 8.01 Other Events

      The Board of Directors of the Registrant has authorized the repurchase of up to 500,000 shares of the Registrant's common stock and that pursuant to that authority the Registrant purchased 110,000 shares of its common stock from October 6 through October 17, 2005 at an average price of $4.03 per share, aggregating $442,673. The stock repurchase program may be limited or terminated at any time without prior notice.

      Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MEDIFAST, INC.

Dated: October 19, 2005
                                                /s/ Bradley T. MacDonald
                                                --------------------------------
                                                Bradley T. MacDonald
                                                Executive Chairman


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